LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                     XL CAPITAL PRINCIPAL PARTNERS I, L.L.C.

          THE UNDERSIGNED are executing this Limited Liability Company Agreement ("Agreement") for the purpose of forming, and do hereby form, a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act, 6 DEL. C. ss.ss. 18-101 ET SEQ. (the "Act"), and do hereby agree as follows:

          1. NAME. The name of the Company shall be XL Capital Principal Partners I, L.L.C., or such other name as the Managing Members may from time to time hereafter designate.

          2. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in Section 18-101 of the Act.

          3. PURPOSE. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which a limited liability company may be formed under the Act and engaging in all activities and transactions which the Managing Members deems necessary or advisable in connection with the foregoing.

          4. OFFICES.

             (a) The principal place of business and office of the Company shall be located at, and the Company's business shall be conducted from, c/o XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda or at any other place that the Managing Members may select, provided that notice of that selection is given to the Members.

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             (b) The registered office of the Company in the State of Delaware shall be located at c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 or at such other office as may from time to time be determined by the Managing Members. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          5. MEMBERS. The name and business or residence address of each Member of the Company are kept in the books and records of the Company. The Members, as such, have no responsibility for the management of the Company and have no authority or right to act on behalf of the Company or to bind the Company in connection with any matter.

          6. TERM. The term of the Company shall commence on the date of filing of the certificate of formation of the Company in accordance with the Act and shall continue until dissolved and its affairs are wound up in accordance with
Section 13 of this Agreement.

          7. MANAGEMENT OF THE COMPANY. The names and addresses of the Managing Members are XL Capital Partners I, L.P., located at c/o XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda and XL Principal Partners I, L.P., located at c/o XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. The business and affairs of the Company shall be managed by the Managing Members. Each Managing Member, acting individually, shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. XL Capital Partners I, L.P. is hereby designated as an authorized person, within the meaning of

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the Act, to execute, deliver and file the certificate of formation of the
Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The execution by XL Capital Partners I, L.P. of any of the foregoing certificates (and any amendments and/or restatements thereof) shall be sufficient. Any action to be taken by the Company shall be by the sole discretion of the Managing Members (except as otherwise expressly provided herein) and the discretion of the Managing Members shall, for all purposes hereunder, be exercised by XL Capital Partners Corporation (as general partner of each Managing Member). Conyers Dill & Pearman is authorized to execute documents on behalf of XL Capital Partners Corporation in Bermuda.

          8. CAPITAL CONTRIBUTIONS. The Members will make capital contributions to the Company in such amounts and at such times as the Managing Members shall determine.

          9. ASSIGNMENTS OF MEMBER INTEREST. A Member may not sell, assign, pledge or otherwise transfer or encumber any of its interest or interests in the Company to any person without the written consent of the Managing Members, which consent may be granted or withheld in their sole and absolute discretion, and subject to the satisfaction of certain conditions as the Managing Members may require, such as the execution and delivery of a subscription agreement or transfer agreement or the making of certain representations.

          10. ADDITIONAL MEMBERS. Additional Members may be admitted at any time at the sole discretion of the Managing Members on such terms and conditions as the Managing Members shall determine.

          11. RESIGNATION. A Member may not resign without the consent of the Managing Members.

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          12. ALLOCATIONS AND DISTRIBUTIONS.

             (a) Allocations and distributions shall be made to the Member at the times and in such amounts as determined by the Managing Members. Such distributions shall be allocated among the Members according to their then capital account balances or as otherwise determined by the Managing Members.

             (b) To the extent the Managing Members reasonably determine that the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member ("Tax Advances"), the Managing Members may withhold such amounts and make such tax payments as so required. All Tax Advances (together with interest thereon as reasonably determined by the Managing Members if such Tax Advance took the form of a tax payment rather than withholding) made on behalf of a Member shall, at the option of the Managing Members, (i) be paid promptly to the Company by the Member on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever the Managing Members select option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Member, for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advances. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax, interest or failure to withhold taxes) with respect to income attributable to or distributions or other payments to such Member.

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          13. DISSOLUTION. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

             (a) a determination made by the Managing Members at any time to liquidate and dissolve the Company for any reason;

             (b) the bankruptcy, insolvency, termination or dissolution of each Managing Member;

             (c) the withdrawal of each Managing Member without a corresponding permitted substitution; or

             (d) the entry of a decree of judicial dissolution.

However, the Company shall not be dissolved upon the occurrence of (b) or (c) if within 90 days after the occurrence of such event, all remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of such event, of one or more additional managing members of the Company.

             14. AMENDMENTS. This Agreement may be amended upon the written consent of the Managing Members.

             15. MISCELLANEOUS. The Members shall not have any liability for the debts, obligations or liabilities of the Company except to the extent provided by the Act. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to conflict of law rules.

             16. OFFICERS.

          (a) The Company, and the Managing Members on behalf of the Company, may employ and retain persons as may be necessary or appropriate for the conduct of the Company's business, including employees and agents who may be designated as officers with titles, including, but not limited to, "chairman," "chief executive officer," "president," "vice


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president," "treasurer," "secretary," "managing director", "chief financial officer," "assistant treasurer" and "assistant secretary," as authorized by the Managing Members.

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          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of June 26, 2001.

                                      XL CAPITAL PARTNERS I, L.P. and
                                      XL PRINCIPAL PARTNERS I, L.P.


                                         By:   XL Capital Partners Corporation,
                                               THEIR RESPECTIVE GENERAL PARTNERS

                                               By: _____________________________
                                                   Name:
                                                   Title: